Exhibit 99.1

For additional information, contact:

Rick L. Hull, President & CEO

Ohio Legacy Corp

(330) 244-2985

FOR RELEASE: March 22, 2013

SUBJECT: OHIO LEGACY CORP Announces Intention to Deregister Its Common Stock

NORTH CANTON, OHIO—Ohio Legacy Corp (the “Company”), parent company of Premier Bank & Trust (the “Bank”), today announced that it intends to file a Form 15, Notification of Termination of Registration with the Securities and Exchange Commission (“SEC”) on or about April 1, 2013. The Company anticipates that its common stock will continue to trade on the over-the-counter markets following the common stock deregistration with the SEC. The Company is eligible to deregister because it has fewer than 300 holders of record of its common stock. Furthermore, the Jumpstart our Business Startups Act contains a provision permitting a bank holding company to deregister and suspend reporting obligations with the SEC if it has fewer than 1,200 shareholders of record. The Company expects that its obligation to file periodic reports with the SEC such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, will be suspended immediately following the filing of its Form 15.

The Board of Directors determined that the deregistration of the Company’s common stock is in the best interests of its shareholders based on a number of factors, including (a) the disproportionately high costs to a community bank of preparing and filing periodic reports with the SEC, (b) the accounting, audit, legal and other costs and expenses associated with being a public company, and (c) the demands placed on Company management and other personnel to comply with SEC reporting requirements.

In the future, the Company intends to make public its quarterly and annual financial results as well as any significant corporate developments by posting such information on its website. The Company’s common shares currently trade on the OTC Markets, and the Company anticipates its common shares will continue to be quoted on the OTC Markets after deregistration. There can be no guarantee, however, that any broker will continue to make a market in the Company’s common shares and that trading will continue.

Ohio Legacy Corp is a bank holding company with total assets of $175 million with Premier Bank & Trust offices in North Canton and St. Clairsville, Ohio. Ohio Legacy Corp stock trades on the OTC Markets (OTCMarkets.com) under the symbol OLCB.

Forward-looking Statements

In addition to historic information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact, including statements regarding the Company's expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as "may", "will", "expects", "should", "believes", "plans", "anticipates", "estimates", "predicts", "potential", "continue", or other words of similar meaning. Readers should not place undue reliance on forward-looking statements, which reflect management's opinion only as of the date on which they were made and, due to many factors, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward looking statements. These factors include general economic conditions which could increase loan losses above loan loss reserves, competition from other banking institutions, financial institutions and nonbank or non-regulated companies or firms that engage in similar activities with significantly greater resources, credit, market, operational, liquidity and interest rate risks, fiscal and monetary policies and legislation impacting future operations and performance and adverse business conditions. Except as required by law, the Company disclaims any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur. Readers should also carefully review these and other risk factors described in Company reports filed with the Securities and Exchange Commission.

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